(PRINCETON NATIONAL BANCORP, INC. LOGO)

                                                                    EXHIBIT 99.1

             PRINCETON NATIONAL BANCORP, INC. MAINTAINS CONSISTENT
                  EARNINGS WHILE INCURRING STRONG ASSET GROWTH

PRINCETON, Illinois - July 25, 2005 - Princeton National Bancorp, Inc. (NASDAQ:
PNBC)

President Tony J. Sorcic announced today, "Princeton National Bancorp, Inc. continued its asset growth trend during the second quarter of 2005. Total assets at June 30, 2005 were $680,693,000, compared to $614,277,000 at June 30, 2004.
Loans, net of unearned interest, as of June 30, 2005 totaled $428,993,000, an increase of 10.3% as compared to June 30, 2004. Contributing to these results was an increase in commercial and commercial real estate loans of $20,362,000, a $14,448,000 increase in residential real estate loans and a $3,351,000 increase in consumer loans. Total deposits ended the quarter at $593,337,000, an increase of $57.0 million (or 10.6%) when compared to June 30, 2004. The increase was experienced in time certificates of deposit and money market accounts."

Sorcic continued, "Net interest income of $5,495,000 represents a 2.2% increase over the first quarter of 2005 and a 6.4% increase over the second quarter of 2004. This improvement is the result of an increase in average interest-earning assets of $48.5 million over the past twelve months. The loan growth and nine increases in the prime rate over the last twelve months positively impacted the net interest margin. However, this improvement was negatively impacted by interest rates increasing more rapidly on interest-bearing liabilities, as well as more deposits being invested into certificates of deposit. The Company recognized an opportunity to increase deposits, so it sacrificed the short-term margin to meet its long-term goals. The Company's net interest margin declined to 3.88%, a decrease from 3.94% in the first quarter of 2005 and 3.98% in the second quarter of 2004. The Company has $23.5 million in loans in its Commercial Banking pipeline. We believe these loans, if they are added to the loan portfolio, will have a positive impact on the net interest margin, as will the additional interest rate increases which are projected for the remainder of 2005."

The ratio of non-performing loans to total loans at June 30, 2005 of 0.47% is up from 0.18% at June 30, 2004. This increase is due to a commercial line of credit being transferred to non-accrual in January 2005. The loan is in a payout status and paydowns on the line are being received on a regular basis. Net loan charge-offs during the second quarter of 2005 were $11,000 compared to $33,000 in the second quarter of 2004. The net charge-offs and non-performing loans continue to be well below industry averages. PNBC did not record a loan loss provision in the first six months of 2005, due to the high quality of the loan portfolio and the low level of non-performing loans and net charge-offs. The provision for loan loss recorded in the first six months of 2004 was $300,000.

The Company generated net income of $1,693,000 in the second quarter of 2005, compared to $1,708,000 in the first quarter of 2005 and $1,909,000 in the second quarter of 2004. Fully-diluted earnings per share of $.55 are consistent with the first quarter of 2005 and represent a decrease of 9.8% from the second quarter of 2004. A major factor of the results in the second quarter of 2004 was the sale of the Company's credit card portfolio, which generated income of $285,000 after tax. Return on average equity of 13.02% declined 1.7% from the first quarter of 2005.

In comparing the second quarter of 2005 to the first quarter of 2005, total other income increased 8.6% to $2,037,000 from $1,875,000. There was a $34,000 increase in trust and farm management fees, a $64,000 increase in service charges on deposits, and a $67,000 increase in mortgage banking income. Total other income for the second quarter of 2004 was $2,470,000.

When measuring the second quarter of 2005 to the second quarter of 2004, trust and farm management fees were up $75,000, service charges on deposits were down $17,000, brokerage fees were down $68,000, and mortgage banking fee income was up $63,000. As noted above, the sale of the credit card portfolio also took place during the second quarter of 2004.

Net income for the first six months of 2005 was $3,401,000 compared to $3,550,000 for the same period in 2004 and diluted earnings per share totaled $1.11, down slightly from $1.12 in 2004.

The stock price reached a high of $31.65 during the second quarter and closed at $31.38 on June 30, 2005. On July 22, 2005, the stock price reached a record high of $32.95.

During the second quarter, the Company repurchased 32,500 shares of common stock at an average price of $30.42. The Company will continue to repurchase shares in the open market or in private transactions to complete the 100,000 Share Repurchase Program which was announced in January of 2005. Purchases will be dependent upon market conditions and the availability of shares. Since 1997, the Company has repurchased 1,201,871 shares of common stock through stock repurchase programs.

During the first quarter, Princeton National Bancorp, Inc. announced the acquisition of Somonauk FSB Bancorp, Inc. The registration statement on Form S-4 for the acquisition has been filed with the SEC and the appropriate regulatory approvals have been received with an anticipated closing date for this transaction of July 31, 2005. Upon completion of the Somonauk FSB Bancorp, Inc. acquisition, the Company will also have locations in Somonauk, Newark, Millbrook and Plano, and a second location in Sandwich. The Company will surpass $900,000,000 in assets after the acquisition is completed.

The Company has begun construction of the facility in Aurora, Illinois. Construction of the facility should be completed and the facility opened in the spring of 2006. The Aurora area is growing rapidly and Princeton National Bancorp, Inc. is very excited about opportunities in this market area.

The Company has community-banking locations throughout northern Illinois, five of which are in high-growth markets and two additional locations (Aurora and Elburn) which will also be built in high-growth markets. Communities served include: Huntley, Hampshire, Minooka, Sandwich, Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley and DePue. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

Detailed financial information is attached as part of this press release.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.



Inquiries should be directed to:    Lou Ann Birkey, Vice President - Investor Relations,
                                    Princeton National Bancorp, Inc. (815) 875-4444,
                                    E-Mail address: pnbc@citizens1st.com

                    (PRINCETON NATIONAL BANCORP, INC. LOGO)

                    CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

                                                                   June 30,
                                                                     2005            December 31,
                                                                  (unaudited)             2004
                                                                 -------------       -------------
ASSETS

Cash and due from banks                                          $      13,661       $      14,025
Interest-bearing deposits with financial institutions                    2,759                  65
Federal funds sold                                                       8,300                   0
                                                                 -------------       -------------
     Total cash and cash equivalents                                    24,720              14,090

Loans held for sale, at lower of cost or market                            740               1,301

Investment securities available-for-sale, at fair value                168,967             175,129
Investment securities held-to-maturity, at amortized cost               14,355              13,680
                                                                 -------------       -------------
     Total investment securities                                       183,322             188,809

Loans, net of unearned interest                                        428,993             410,044
Allowance for loan losses                                               (2,502)             (2,524)
                                                                 -------------       -------------
     Net loans                                                         426,491             407,520

Premises and equipment, net                                             18,634              17,924
Bank-owned life insurance                                               16,465              15,870
Interest receivable                                                      4,925               5,000
Goodwill, net of accumulated amortization                                1,355               1,355
Intangible assets, net of accumulated amortization                       1,415               1,317
Other real estate owned                                                      0                   0
Other assets                                                             2,626               2,552
                                                                 -------------       -------------

     TOTAL ASSETS                                                $     680,693       $     655,738
                                                                 =============       =============



LIABILITIES

Demand deposits                                                  $      73,263       $      75,015
Interest-bearing demand deposits                                       180,155             191,271
Savings deposits                                                        72,195              58,675
Time deposits                                                          267,724             248,600
                                                                 -------------       -------------
     Total deposits                                                    593,337             573,561

Customer repurchase agreements                                          22,449              16,870
Advances from the Federal Home Loan Bank                                 5,000               5,000
Interest-bearing demand notes issued to the U.S. Treasury                1,070               1,765
Federal funds purchased                                                      0               1,000
Note payable                                                               750                 900
                                                                 -------------       -------------
     Total borrowings                                                   29,269              25,535

Other liabilities                                                        4,719               4,273
                                                                 -------------       -------------
     Total liabilities                                                 627,325             603,369
                                                                 -------------       -------------

STOCKHOLDERS' EQUITY

Common stock                                                            20,699              20,699
Surplus                                                                  8,473               7,810
Retained earnings                                                       43,757              42,156
Accumulated other comprehensive income (loss), net of tax                1,100                 951
Less:  Treasury stock                                                  (20,661)            (19,247)
                                                                 -------------       -------------
     Total stockholders' equity                                         53,368              52,369
                                                                 -------------       -------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $     680,693       $     655,738
                                                                 =============       =============


CAPITAL STATISTICS  (UNAUDITED)

YTD average equity to average assets                                      7.90%               8.24%
Tier 1 leverage capital ratio                                             7.41%               7.62%
Tier 1 risk-based capital ratio                                          10.57%              10.94%
Total risk-based capital ratio                                           11.10%              11.49%
Book value per share                                             $       17.62       $       17.13
Closing market price per share                                   $       31.38       $       28.80
End of period shares outstanding                                     3,029,132           3,058,000
End of period treasury shares outstanding                            1,110,709           1,081,841

                    (PRINCETON NATIONAL BANCORP, INC. LOGO)


CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED)
(dollars in thousands, except share data)

                                                              THREE MONTHS       THREE MONTHS       SIX MONTHS         SIX MONTHS
                                                                 ENDED              ENDED             ENDED              ENDED
                                                             June 30, 2005      June 30, 2004      June 30, 2005      June 30, 2004
                                                             -------------      -------------      -------------      -------------
INTEREST INCOME

Interest and fees on loans                                   $       6,772      $       5,803      $      13,063      $      11,514
Interest and dividends on investment securities                      1,714              1,490              3,419              3,019
Interest on federal funds sold                                           9                  4                 10                  6
Interest on interest-bearing time deposits in other banks                8                  2                  9                  4
                                                             -------------      -------------      -------------      -------------
     Total Interest Income                                           8,503              7,299             16,501             14,543
                                                             -------------      -------------      -------------      -------------

INTEREST EXPENSE

Interest on deposits                                                 2,791              2,025              5,232              4,164
Interest on borrowings                                                 217                109                399                205
                                                             -------------      -------------      -------------      -------------
     Total Interest Expense                                          3,008              2,134              5,631              4,369
                                                             -------------      -------------      -------------      -------------

NET INTEREST INCOME                                                  5,495              5,165             10,870             10,174
Provision for loan losses                                                0                200                  0                300
                                                             -------------      -------------      -------------      -------------

NET INTEREST INCOME AFTER PROVISION                                  5,495              4,965             10,870              9,874
                                                             -------------      -------------      -------------      -------------

NON-INTEREST INCOME
Trust & farm management fees                                           431                356                828                702
Service charges on deposit accounts                                    772                789              1,480              1,532
Other service charges                                                  334                340                596                599
Gain on sales of securities available-for-sale                           8                  0                 28                182
Gain on sale of loans                                                    0                465                  0                465
Brokerage fee income                                                   132                200                292                378
Mortgage banking income                                                198                135                329                283
Bank-owned life insurance                                              137                142                276                283
Other operating income                                                  25                 43                 83                 85
                                                             -------------      -------------      -------------      -------------
     Total Non-Interest Income                                       2,037              2,470              3,912              4,509
                                                             -------------      -------------      -------------      -------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                       3,033              2,766              5,987              5,458
Occupancy                                                              334                326                676                664
Equipment expense                                                      459                380                924                790
Federal insurance assessments                                           58                 56                116                119
Intangible assets amortization                                          52                 52                104                104
Data processing                                                        209                197                403                369
Advertising                                                            162                185                318                332
Other operating expense                                                992                877              1,768              1,787
                                                             -------------      -------------      -------------      -------------
     Total Non-Interest Expense                                      5,299              4,839             10,296              9,623
                                                             -------------      -------------      -------------      -------------

INCOME BEFORE INCOME TAXES                                           2,233              2,596              4,486              4,760
Income tax expense                                                     540                687              1,085              1,210
                                                             -------------      -------------      -------------      -------------

NET INCOME                                                   $       1,693      $       1,909      $       3,401      $       3,550
                                                             =============      =============      =============      =============



NET INCOME PER SHARE:
     BASIC                                                   $        0.56      $        0.62      $        1.12      $        1.14
     DILUTED                                                 $        0.55      $        0.61      $        1.11      $        1.12

Basic weighted average shares outstanding                        3,033,563          3,101,621          3,044,233          3,110,513
Diluted weighted average shares outstanding                      3,058,252          3,154,212          3,067,653          3,162,009


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                              1.01%              1.25%              1.04%              1.17%
Return on average equity                                             13.02%             15.48%             13.13%             14.07%
Net interest margin (tax-equivalent)                                  3.88%              3.98%              3.90%              3.94%
Efficiency ratio (tax-equivalent)                                    66.65%             60.41%             65.96%             62.39%


ASSET QUALITY

Net loan charge-offs                                         $          11      $          33      $          22      $         104
Total non-performing loans                                   $       2,024      $         709      $       2,024      $         709
Non-performing loans as a % of total loans                            0.47%              0.18%              0.47%              0.18%